UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, Big Lots, Inc. (“we,” “us,” “our,” or “Company”) announced that (1) effective as of August 5, 2019, Jonathan Ramsden will become the Company’s new Executive Vice President, Chief Financial and Administrative Officer and (2) Timothy A. Johnson, the Company’s current Executive Vice President, Chief Administrative Officer and Chief Financial Officer, will continue to serve in that role through August 4, 2019 and thereafter will serve in an advisory capacity through September 2, 2019 to provide the opportunity for a smooth transition for the business.

Mr. Ramsden, 54, most recently served as President and Founder of Sapperton LLC, a management consulting company, since November 2017. From December 2008 through June 2016, Mr. Ramsden held various executive level roles with Abercrombie & Fitch Co., a clothing retailer, including Interim Principal Executive Officer and a member of the Office of the Chairman from December 2014 until June 2016, Chief Operating Officer from January 2014 until June 2016 and Executive Vice President and Chief Financial Officer from December 2008 until January 2014. Mr. Ramsden’s other experiences include serving as the Chief Financial Officer at TBWA Worldwide, an international advertising agency and a division of Omnicom Group Inc., as Controller at Omnicom Group Inc., and as an adjunct professor at The Ohio State University Fisher College of Business.

There are no arrangements or understandings between Mr. Ramsden and any other persons pursuant to which he was selected as an officer. Mr. Ramsden has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Ramsden’s appointment, the Company entered into an offer letter agreement with Mr. Ramsden on June 21, 2019 setting forth Mr. Ramsden’s initial compensation, which will consist of (1) a base salary of $700,000, (2) an annual cash bonus opportunity with a target of 60% of his base salary, in accordance with the Company’s bonus plan in place for senior executive officers, and (3) an annual long-term incentive award for fiscal 2019 with a target of 112.5% of Mr. Ramsden’s annual base salary, sixty percent of which will be in the form of performance share units and forty percent of which will be in the form of restricted stock units, subject to the terms and conditions of the Company’s 2017 Long-Term Incentive Plan (the “LTIP”). Mr. Ramsden will receive a monthly vehicle allowance of $1,100. He is also entitled to participate in the Company’s Executive Severance Plan and to enter into a Senior Executive Severance Agreement, consistent with the other similarly situated senior executives of the Company. In connection with the commencement of his employment with us, as soon as practicable after his start date, the Company will recommend that the Board grant Mr. Ramsden a one-time equity award under the LTIP consisting of restricted stock units (“RSUs”) with a value equal to $150,000. The RSUs will vest ratably in three annual installments over the three years following the grant date.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Company’s June 25, 2019 press release with respect to the foregoing (the “Press Release”).

Item 7.01    Regulation FD Disclosure.

The Press Release also reaffirms certain guidance that it previously provided regarding sales and earnings per share for the second quarter and the full year of its 2019 fiscal year. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K. The information disclosed in this Item 7.01 and included in Exhibit 99.1 is being furnished, not filed. By furnishing the information disclosed in this Item 7.01 and Exhibit 99.1, we are making no admission as to the materiality of the information disclosed in this Item 7.01 or Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release dated June 25, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 25, 2019	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary